UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2020

Cohu, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	COHU	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Cohu, Inc. (“Cohu”) is furnishing on Form 8-K the presentation in response to ongoing investor questions regarding potential business impacts surrounding the COVID-19 pandemic.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements:

Certain statements herein may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding business continuity during the COVID-19 pandemic; keeping factories open; supplier operations and supply chain; temporary cost reductions; estimated break-even EBITDA; market positioning and leadership in various market segments; and any other statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements, are based on current beliefs and assumptions that are subject to risks and uncertainties, and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various risk factors, including, without limitation: Our future performance will depend on the duration and spread of the recent outbreak of the COVID-19 virus, as well as any future government restrictions placed on us, our customers or suppliers due to the outbreak, whether mandated or recommended. Our factories may be forced to close. Customers may experience significant losses or weak demand due to the COVID-19 outbreak and may terminate their existing contracts or postpone or ultimately cancel future planned orders and contracts due to those losses or weak demand. We may have more difficulty collecting receivables. Suppliers may fail to deliver critical components and there may not be alternate sources. Travel may be restricted to certain areas which may limit our ability to obtain new customers or jurisdictions, or to provide support services in those areas in which our customers are currently located. We may incur significant costs in retaining idle employees. We may experience a shortage of labor due to government restrictions, quarantine or prolonged illness within our own organization or at supplier or customer locations. We may face IT issues that prevent productive work from home efforts. As this is a constantly changing and fluid situation, the full impact of COVID-19 cannot be measured at this time and might not become apparent until sometime in the next few months and beyond. These and other risks and uncertainties are discussed in Cohu’s filings with the SEC, including the most recently filed Form 10-K and Form 10-Q, and the other SEC filings made from time to time, which are available via the SEC’s website at www.sec.gov. Except as required by applicable law, Cohu does not undertake any obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed below is being furnished with this Current Report on Form 8-K.

(d) Exhibit

Exhibit No.	Description

99.1	Business Conditions under COVID-19 Pandemic, Dated March 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

March 31, 2020	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: VP Finance and Chief Financial Officer